SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 15, 2003

RESOURCES CONNECTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission file number: 0-32113

Delaware	33-0832424
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

695 Town Center Drive, Suite 600, Costa Mesa, California 92626

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (714) 430-6400

On July 30, 2003, Resources Connection, Inc. filed an initial Current Report on Form 8-K with the Securities and Exchange Commission reporting the acquisition from Ernst & Young Participaties B.V., a company incorporated under the laws of the Netherlands, of all of the outstanding capital shares of its wholly-owned subsidiary, Ernst & Young Executive Temporary Management B.V., (ETM) a company incorporated under the laws of the Netherlands.

This Amendment No. 1 to such Form 8-K amends Item 7, Financial Statements, Pro Forma Financial Information and Exhibits, to include the historical financial statements of ETM and the pro forma financial information as required by Item 7.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

CARVE OUT FINANCIAL STATEMENTS OF ERNST & YOUNG EXECUTIVE TEMPORARY MANAGEMENT B.V.

Carve out consolidated balance sheet as at June 30, 2002

Carve out consolidated profit and loss account for the year ended June 30, 2002

Carve out consolidated cash flow statement for the year ended June 30, 2002

Notes to the carve out consolidated balance sheet and profit and loss account

Auditors’ report

UNAUDITED FINANCIAL STATEMENTS OF ERNST & YOUNG EXECUTIVE TEMPORARY MANAGEMENT B.V.

Consolidated balance sheets as of March 31, 2003 and 2002

Consolidated profit and loss accounts for the nine months ended March 31, 2003 and 2002

Consolidated cash flow statements for the nine months ended March 31, 2003 and 2002

Notes to the unaudited financial statements

(b)	Unaudited Pro Forma Financial Information.

Unaudited pro forma combined condensed financial statements

Unaudited pro forma combined condensed statement of income for the year ended May 31, 2002

Unaudited pro forma combined condensed statement of income for the nine months ended February 28, 2003

Unaudited pro forma combined condensed balance sheets at February 28, 2003

Notes to unaudited pro forma combined condensed financial statements

CARVE OUT FINANCIAL STATEMENTS OF ERNST & YOUNG EXECUTIVE TEMPORARY MANAGEMENT B.V.

Ernst & Young Executive Temporary Management B.V.

Carve out consolidated balance sheet as at 30 June 2002

(after proposed appropriation of result)

	EUR	EUR
Assets
Fixed assets
Intangible fixed assets	0
Tangible fixed assets	1,024,246

		1,024,246
Current assets
Work in progress	87,024
Receivables	10,649,854
Cash at banks and in hand	4,898,974

		15,635,852

		16,660,098

Liabilities
Group equity
Shareholders’ equity		1,723,159

		1,723,159
Provisions		0
Current liabilities		14,936,939

		16,660,098

The accompanying notes are an integral part of these financial statements.

Ernst & Young Executive Temporary Management B.V.

Carve out consolidated profit and loss account for the year ended 30 June 2002

		EUR
Net turnover		63,692,710
Cost of providing services		35,298,906

		28,393,804
Other revenue		113,550

Gross operating result		28,507,354

Salaries	12,419,063
Social security	1,037,501
Pension premiums	658,209
Depreciation intangible fixed assets	181,512
Depreciation tangible fixed assets	263,571
General and administrative expenses	7,790,238
Related party – service and referral fee	5,482,358

Costs		27,832,452

Net sales margin		674,902
Financial income and expenses		106,655

Result on ordinary activities before taxation		781,557
Taxation on result of ordinary activities		273,545

Net result after taxation		508,012

The accompanying notes are an integral part of these financial statements.

Ernst & Young Executive Temporary Management B.V.

Carve out consolidated cash flow statement for the year ended 30 June 2002

	EUR	EUR
Cash flow from operating activities
Operating result (net sales margin)		674,902
Adjustments in respect of:
Amortisation of intangible fixed assets and depreciation of tangible fixed assets	445,083
Release from provisions	(38,571)

		406,512
Changes in working capital:
Stocks	(87,024)
Receivables	3,187,768
Current liabilities (excl. bank loan)	(1,535,988)

		1,564,756

Cash flow from ordinary activities		2,646,170
Interest received	106,655
Corporate income tax paid	(273,545)

		(166,890)

Cash flow from operating activities		2,479,280

Cash flow from investment activities
Investments in:
Tangible fixed assets	(857,755)
Disposals of:
Participations	162,669

		(695,086)

Net cash flow		1,784,194

Year Ended 30 June 2002
Increase cash and cash equivalents		1,784,194

Movements in cash and cash equivalents
Cash and cash equivalents as at 1 July 2001		3,114,780
Increase cash and cash equivalents		1,784,194

Cash and cash equivalents as at 30 June 2002		4,898,974

The accompanying notes are an integral part of these financial statements.

Notes to the carve out consolidated balance sheet and profit and loss account

1	General

1.1	Purpose of these financial statements

These financial statements are made in view of the intended acquisition on July 1 2003 of Ernst & Young Executive Temporary Management B.V. (“the company”) by an acquirer. The company’s investments in participations in Germany (50%) and Belgium (50%) are excluded from the intended transaction. Therefore these investments and their results are carved out from the balance sheet and profit and loss account. The dividend received during the year from these investments (EUR 162,669) is directly adjusted in the other reserves.

1.2	Activities

The activities of Ernst & Young Executive Temporary Management B.V. and its subsidiaries mainly concern interim management services in The Netherlands.

1.3	Group structure

Ernst & Young Executive Temporary Management B.V. is a 100% subsidiary of Ernst & Young Participaties BV. The ultimate parent company of the group is Ernst & Young in Rotterdam.

1.4	Consolidation

The consolidated financial statements comprise the financial information of Ernst & Young Executive Temporary Management B.V. and its investments in which it exercises a controlling interest. These investments are fully included in the consolidation.

The consolidated annual accounts comprise the financial information of the following companies:

—  Ernst & Young iManagement BV, Maarssen (100%)

—  Ernst & Young iProjects BV, Maarssen (100%)

—  Ernst & Young iExperts BV, Maarssen (100%)

—  Ernst & Young iSpecial Products BV, Maarssen (100%)

1.5	Notes to the cash flow statement

The cash flow statement has been prepared applying the indirect method. The cash and cash equivalents in the cash flow statement comprise the balance sheet item cash at banks and in hand. Cash flows in foreign currencies have been translated at estimated average exchange rates.

2	Principles of valuation of assets and liabilities

2.1	General

The financial statements are prepared in accordance with accounting principles generally accepted in the Netherlands. The financial statements are prepared in euro. Assets and liabilities are valued at face value, unless otherwise indicated.

2.2	Comparison with prior year

The principles of valuation and determination of result remained unchanged compared to the prior year.

2.3	Dividend

The distribution of dividend to holders of ordinary shares in respect of the financial year is not presented under current liabilities. Until the General Meeting of Shareholders decides upon the distribution of dividend it will be disclosed in shareholders’ equity.

2.4	Foreign currencies

Transactions in foreign currency during the reporting period have been incorporated in the financial statements at the rate of settlement.

2.5	Intangible fixed assets

Costs of intangible fixed assets, including brands, patents, licences and development costs, are capitalised and amortised on a straight-line basis in 5 years. Permanent decreases in value as at balance sheet date are taken into account.

2.6	Tangible fixed assets

Fixed assets are valued at acquisition or manufacturing cost plus additional expenses less straight-line depreciation over the estimated useful economic life, or lower market value.

Investment subsidies are deducted from the manufacturing cost of the assets to which the subsidies relate.

2.7	Work in Progress

Work in progress is valued at cost plus the realised profit. Received terms are taken in account as well as non-recoverable amounts.

2.8	Receivables

Receivables are valued at face value less a provision for possibly uncollectable accounts.

2.9	Provisions

Provisions are set up in respect of actual or specific risks and commitments existing at balance sheet date, of which the size is uncertain but can be estimated using a reliable method.

3	Principles of determination of result

3.1	General

The net result represents the difference between the value of services rendered and the costs and other charges for the year. The results on transactions are recognised in the year they are realised; losses are taken as soon as they are foreseeable.

Subsidies, excluding investment grants, are recognised in the profit and loss account, as soon as it is likely that they will be received.

3.2	Exchange rate differences

Exchange rate differences arising upon the settlement of monetary items are recognised in the profit and loss account in the period that they arise.

3.3	Net turnover

Net turnover represents the amounts chargeable to third parties for services rendered in the reporting year less discounts and excluding value added taxes.

3.4	Cost of services

Cost of sales represents the direct and indirect expenses attributable to turnover.

3.5	Costs

Costs are recognised based on the historical cost convention and are allocated to the reporting year to which they relate.

3.6	Taxation

Ernst & Young Executive Temporary Management B.V. is part of a fiscal unity. The tax on result is calculated by applying the current tax rate to the result for the financial year.

4	Notes to the carve out consolidated balance sheet

4.1	Intangible fixed assets

Concessions, licences, intellectual property rights
EUR
1 July 2001
Acquisition or manufacturing costs	181,512

Book value	181,512

Movements 2001 2002
Impairment charge	181,512

181,512

30 June 2002
Acquisition or manufacturing costs	181,512
Accumulated decreases in value and amortisation	181,512

Book value	0

Amortisation rates	20%

Intangible fixed assets comprise concessions, licences and intellectual property rights, which were acquired in financial year 2000/2001 and fully written off in financial year 2001/2002.

4.2	Tangible fixed assets

	Leasehold improvements	Computers	Other fixed assets	Total
	EUR	EUR	EUR	EUR
1 July 2001
At cost	266,371	112,544	351,336	730,251
Accumulated decreases in value and depreciation	99,241	68,611	132,337	300,189

Book value	167,130	43,933	218,999	430,062

Movements 2001 2002
Additions	488,912	7,223	361,620	857,755
Depreciation	124,126	23,567	115,878	263,571

	364,786	(16,344)	245,742	594,184

30 June 2002
At cost	755,283	119,767	712,956	1,588,006
Accumulated decreases in value and depreciation	223,367	92,178	248,215	563,760

Book value	531,916	27,589	464,741	1,024,246

Depreciation rates	20%	33%	20%

The market value of the above tangible fixed assets do not differ significantly from the book value.

4.3	Work in progress

30 Jun 2002
Comprises:
EUR
Work in progress	1,466,064
Less: progress billing on work in progress	1,379,040

87,024

Profits are recognised proportionate to the work completed. The percentage of completion is determined based on the hours spent on the projects.

4.4	Receivables

These comprise:

30 Jun 2002
EUR
Trade debtors	6,053,770
Amounts due from group companies	413,901
Taxation	293,592
Social security costs	42,844
Other receivables	3,840,783
Prepayments and accrued income	4,964

10,649,854

4.5	Provisions

Movements in provisions are specified as follows:

Other Provisions
EUR
1 July 2001	38,571
Used during the year	38,571

30 June 2002	0

The provisions related to expected additional social security premiums payable.

4.6	Current liabilities

These comprise:

30 Jun 2002
EUR
Creditors	1,004,108
Taxation	1,119,353
Social security costs	55,623
Pension liabilities	1,253
Amounts due to group companies	7,605,368
Other liabilities	4,559,703
Holiday pay and days	591,531

14,936,939

4.7	Contingencies and commitments

Long-term financial obligations

Car-lease contracts expire after 4 years or 150,000 kilometres. The remaining total commitments amount to EUR 2,758,906 as at 30 June 2002. An amount of EUR 1,010,933 expires within one year, and EUR 1,747,973 between one and five years.

The annual amount of rental commitments in respect of land and buildings amounts to EUR 628,529. The rental commitments expire within five years.

5	Notes to the carve out consolidated profit and loss account

5.1	Net turnover

Sales are mainly generated in The Netherlands.

5.2	Financial income and expenses

2001/2002
EUR
Interest income	114,236
Interest expense	(7,581)

106,655

5.3	Taxation on result on ordinary activities

The average legal tax rate amounts to 35%. The company is part of a fiscal unity with Ernst & Young Participaties B.V., the head of the fiscal unity.

6	Supplementary information

6.1	Employees

During the year an average of 184 employees were employed by the company. This can be summarised as follows:

2001/2002
Direct	74
Indirect	110

184

6.2	Remuneration of Executive and Supervisory Directors.

During the year the two Executive Directors received a remuneration of EUR 545,232. The Supervisory Board did not receive any remuneration during this period.

6.3	Events after closing date.

During 2002/2003 activities were started to disconnect Ernst & Young Executive Temporary Management BV from the Ernst & Young Organisation. The reason for this can be found in the commercial obstacles that arose from the developments surrounding the independence rules for audit firms. The company is in discussions with a potential acquirer.

Because of the consequences of the independence rules and the general business recession, sales came under pressure and measures had to be taken. During the financial year 2002/2003 30 employees were made redundant.

6.4	Transactions with related companies.

The company’s parent facilitates several buildings to the company. The expenses for the year amounted to EUR 377,308. The company facilitated in turn offices to some group companies for which an amount of EUR 516,648 was charged during 2001/2002.

The calculated Service and Referral Fee, which is due to the company’s parent, amounts to EUR 5,482,358 and for ICT facilities, including the use of computers EUR 771,426.

Net turnover includes an amount of EUR 3,940,552 in total relating to projects sold to group companies. Cost of providing services includes an amount of EUR 749,942 in total relating to costs invoiced by group companies.

Other revenue (EUR 113,550) relates to a project for a group company.

Costs relating to lease cars, insurances (partly) and pensions are paid to a group company.

6.5	Shareholders’ equity

Shareholders’ equity is comprised of Share capital of EUR 18,500, Share premium of EUR 857,595 and other reserves of EUR 847,064.

Share capital

The authorised share capital of the company as at 30 June 2002 amounts to EUR 90,000 and consists of 900 ordinary shares of EUR 100 each. Issued share capital amounts to EUR 18,500 and consists of 185 ordinary shares with a nominal value of EUR 100 each.

Share premium

2001/2002
EUR
Balance as at 1 July 2001	857,595
Additional paid in capital	0

Balance as at 30 June 2002	857,595

Other reserves

2001/2002
EUR
Balance as at 1 July 2001	176,383
Profit for the year	508,012
Received dividends	162,669

Balance as at 30 June 2002	847,064

The Board of Directors has proposed not to distribute dividends to the holders of ordinary shares. This proposal has been reflected in these financial statements.

6.6	Commitments not included in the balance sheet

The company forms a fiscal unity with Ernst & Young Participaties B.V. for corporation tax purposes. In accordance with the standard conditions the company and the subsidiary that is part of the fiscal unity are severally liable for taxation payable by the unity.

Maarssen, 30 June 2003

Board of Directors,

L. Witvliet.

J. Brandsema

G.A.J.M. Aarts

Ernst & Young Executive Temporary Management B.V.

Planetenbaan 63

Maarssen

To the Board of Directors of

Ernst & Young Executive Temporary Management B.V., Maarssen

Auditors’ report

Introduction

In accordance with your instructions we have audited the carve out consolidated financial statements of Ernst & Young Executive Temporary Management B.V., Maarssen, for the year ended June 30, 2002. These carve out consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these carve out consolidated financial statements based on our audit.

Scope

We conducted our audit in accordance with auditing standards generally accepted in the Netherlands. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve out consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the carve out consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the carve out consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Opinion

In our opinion, the carve out consolidated financial statements give a true and fair view of the financial position of the company as at 30 June 2002 and of the result for the year then ended in accordance with accounting principles generally accepted in the Netherlands.

Amsterdam, 30 June 2003

/s/ PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V.

UNAUDITED FINANCIAL STATEMENTS OF ERNST & YOUNG EXECUTIVE TEMPORARY MANAGEMENT B.V.

Ernst & Young Executive Temporary Management B.V.

Consolidated Balance Sheets

	31 March 2002		31 March 2003
	EUR		EUR
	(Unaudited	)	(Unaudited	)
Assets
Fixed assets
Intangible fixed assets	154,287		0
Tangible fixed assets	982,552		1,383,588

	1,136,839		1,383,588
Current assets
Work in progress	0		289,551
Receivables	11,891,151		10,485,278
Cash at banks and in hand	3,681,518		2,653,101

	15,572,669		13,427,930

	16,709,508		14,811,518

Liabilities
Group equity
Shareholders’ equity	1,466,273		2,180,641

	1,466,273		2,180,641
Provisions	38,571		0
Current liabilities	15,204,664		12,630,877

	16,709,508		14,811,518

Ernst & Young Executive Management B.V.

Consolidated Profit and Loss Accounts

	Nine Months Ended
	31 March 2002	31 March 2003
	EUR	EUR
	(Unaudited)	(Unaudited)
Net turnover	47,554,263	39,785,501
Cost of providing services	25,867,513	20,980,689

	21,686,750	18,804,812
Other revenue	0	0

Gross operating result	21,686,750	18,804,812

Salaries	9,359,125	10,297,414
Social security	627,343	888,842
Pension premiums	390,708	523,554
Depreciation intangible fixed assets	27,225	0
Depreciation tangible fixed assets	186,976	281,044
General and administrative expenses	6,135,130	7,153,381
Related party – service and referral fee	4,382,110	(1,031,979)

Costs	21,108,617	18,112,256

Net sales margin	578,133	692,556
Financial income and expenses	58,475	4,397

Result on ordinary activities before taxation	636,608	696,953
Taxation on result of ordinary activities	222,813	239,471

Net result after taxation	413,795	457,482

Ernst & Young Executive Temporary Management B.V.

Consolidated Cash Flow Statements

	Nine Months Ended
	31 March 2002		31 March 2003
	(Unaudited)		(Unaudited)
	EUR	EUR	EUR	EUR
Cash flow from operating activities
Operating result (net sales margin)		578,133		692,556
Adjustments in respect of:
Amortisation of intangible fixed assets and depreciation of tangible fixed assets	214,201		281,044
Release from provisions	0		0

		214,201		281,044
Changes in working capital:
Stocks	0		(202,527)
Receivables	1,946,471		164,576
Current liabilities (excl. bank loan)	(1,268,263)		(2,306,062)

		678,208		(2,344,013)

Cash flow from ordinary activities		1,470,542		(1,370,413)
Interest received		58,475		4,397
Corporate income tax paid		(222,813)		(239,471)

Cash flow from operating activities		1,306,204		(1,605,487)
Cash flow from investment activities
Investments in:
Tangible fixed assets	(739,466)		(640,386)
Disposals of:
Participations	0		0

		(739,466)		(640,386)

Net cash flow		566,738		(2,245,873)

	Nine Months Ended
	31 March 2002	31 March 2003
	(unaudited)	(unaudited)
	EUR	EUR
Increase (decrease) in cash and cash equivalents	566,738	(2,245,873)

Movements in cash and cash equivalents
Cash and cash equivalents as at beginning of period	3,114,780	4,898,974
Increase (decrease) in cash and cash equivalents	566,738	(2,245,873)

Cash and cash equivalents as at end of period	3,681,518	2,653,101

The accompanying notes are an integral part of these financial statements.

Ernst & Young Executive Temporary Management B.V.

Notes to the unaudited financial statements

1	Unaudited interim financial statements

The financial statements for the nine months ended March 31, 2003 and 2002 are unaudited.

2	Principles of valuation of assets and liabilities and determination of result

The principles of valuation of assets and liabilities and determination of results are the same as those used for the June 30, 2002 financial statements.

3	Seasonal Influence

There is no significant influence of the seasons on the results.

4	Supplementary information

Shareholders’ equity

Shareholders’ equity is comprised of Share capital of EUR18,500 and Share premium of EUR 857,595 as of both March 31, 2003 and 2002 and other reserves of EUR 1,304,546 and EUR 590,178 as of March 31, 2003 and 2002, respectively.

Share capital

The authorised share capital of the company as at 31 March 2003 and 31 March 2002 amounts to EUR 90,000 and consists of 900 ordinary shares of EUR 100 each. Issued share capital amounts to EUR 18,500 and consists of 185 ordinary shares with a nominal value of EUR 100 each.

Share premium

	Nine Months Ended
	31 March 2002	31 March 2003
	EUR	EUR
Balance as at beginning of period	857,595	857,595
Additional paid in capital	0	0

Balance as at end of period	857,595	857,595

Other reserves

	Nine Months Ended
	31 March 2002	31 March 2003
	EUR	EUR
Balance as at beginning of period	176,383	847,064
Profit for the period	413,795	457,482

Balance as at end of period	590,178	1,304,546

The Board of Directors has proposed not to distribute dividends to the holders of ordinary shares. This proposal has been reflected in these financial statements.

(b)    Unaudited Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On July 15, 2003, Resources Connection.NL B.V., a wholly owned subsidiary of Resources Connection, Inc., (Resources) a Delaware corporation, acquired from Ernst & Young Participaties B.V., a company incorporated in the Netherlands, all of the outstanding capital shares of its wholly-owned subsidiary, Ernst & Young Executive Temporary Management B.V., (ETM) a company incorporated under the laws of the Netherlands. ETM is a provider of interim management, project management and change management in the Netherlands.

In these unaudited pro forma combined condensed financial statements, Euro amounts have been translated into United States dollars at a rate of 1.15 Euros to the dollar, the approximate rate in effect at the time of the acquisition. Such translations should not be construed as representations that the Euro amounts represent, or could have been converted into, United States dollars at that or any other rate.

The unaudited pro forma combined condensed statements of income give effect to the fair value adjustments that resulted from the acquisition of ETM. The unaudited pro forma combined condensed statement of income for the year ended May 31, 2002, has been prepared by combining the consolidated statement of income for Resources for the year ended May 31, 2002, with the statement of operations for ETM for the year ended June 30, 2002. The unaudited pro forma combined condensed statement of income for the nine months ended February 28, 2003, has been prepared by combining the consolidated statement of income for Resources for the nine months ended February 28, 2003, with the statement of operations for ETM for the nine months ended March 31, 2003.

The unaudited pro forma combined condensed balance sheet assumes that the acquisition occurred on February 28, 2003. The unaudited pro forma combined condensed statements of income for the twelve months ended May 31, 2002, and the nine months ended February 28, 2003 assume that the transaction occurred on June 1, 2001. The unaudited combined condensed statements of income do not purport to represent the results of operations of Resources had the transaction and events assumed herein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited combined condensed balance sheet does not purport to indicate or predict the Company’s current or future financial position. The pro forma adjustments are based on management’s preliminary evaluation of the fair values of the net assets acquired. Upon completion of the final evaluation of the fair value of net assets acquired, actual results may differ materially from those presented herein.

The unaudited pro forma combined condensed financial information is based upon certain assumptions and adjustments described in the notes to the pro forma combined condensed financial statements. The unaudited pro forma combined condensed financial information should be read in conjunction with (a) the historical financial statements and related notes of Resources contained in Resources’ Annual Report on Form 10-K for the year ended May 31, 2002 and its quarterly report on Form 10-Q for the quarter ended February 28, 2003, and (b) ETM’s historical financial statements beginning on page 3 of this report. The historical financial statements for ETM include certain transactions and contractual arrangements with Ernst & Young that will not recur, including a service and referral fee agreement that, by contract, limited ETM’s operating income. The service and referral fee included in the historical statements of income of ETM was an expense of approximately €5,482,000 in the year ended June 30, 2002 and a credit of €1,032,000 in the nine months ended March 31, 2003. This service and referral fee arrangement, which was developed in connection with Ernst & Young’s tax strategy in the Netherlands, has been discontinued as a result of the transaction with Resources. The historical financial statements also include expenses related to ETM’s defined benefit pension plan recorded in accordance with accounting principles generally accepted in the Netherlands (“Dutch GAAP”). Dutch GAAP requires an expense equal to payments due under the plan during the year and does not require recognition of actuarial gains and losses. Under generally accepted accounting principles in the United States (“United States GAAP”), pension expense for such plans are actuarially determined based on the plan provisions and other assumptions including discount rates, investments returns, mortality rates and turnover. No estimate of the adjustment, if any, which might have been required has been made because Resources does not have adequate information to estimate an actuarial amount. Further, the liability for benefits for past service of ETM employees has been retained by Ernst & Young. In the future, financial statements in accordance with United States GAAP will include a charge based on plan provisions and actuarial assumptions. Management of Resources does not believe this adjustment will cause a material impact on Resources balance sheet or results of operations.

RESOURCES CONNECTION, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

FOR THE YEAR ENDED MAY 31, 2002

(Amounts in thousands, except earnings per share)

	Resources Year ended May 31, 2002	ETM Year ended June 30, 2002	Pro Forma Adjustments	Notes	Pro Forma Combined
			Increase (Decrease)
Revenues	$181,677	$73,377	$—		$255,054
Cost of services	108,715	48,766	—		157,481

Gross margin	72,962	24,611	—		97,573
Selling, general and administrative expenses	50,688	23,323	—		74,011

Operating income	22,274	1,288	—		23,562
Depreciation and amortization	1,305	512	747	a	2,564
Interest income	(1,183)	(123)	(360)	b	(946)

Income before provision for income taxes	22,152	899	(1,107)		21,944
Provision for income taxes	8,861	315	(442)	c	8,734

Net income	$13,291	$584	$(665)		$13,210

Basic earnings per share	$0.63				$0.62

Fully diluted earnings per share	$0.58				$0.58

Basic common shares	21,241				21,241
Fully diluted common shares	22,862				22,862

RESOURCES CONNECTION, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED FEBRUARY 28, 2003

(Amounts in thousands, except earnings per share)

	Resources Nine months ended February 28, 2003	ETM Nine months ended March 31, 2003	Pro Forma Adjustments	Notes	Pro Forma Combined
			Increase (Decrease)
Revenues	$142,974	$45,754	$—		$188,728
Cost of services	86,363	30,175	—		116,538

Gross margin	56,611	15,579	—		72,190
Selling, general and administrative expenses	41,714	14,459	—		56,173

Operating income	14,897	1,120	—		16,017
Depreciation and amortization	1,410	323	560	a	2,293
Interest income	(839)	(5)	(270)	b	(574)

Income before provision for income taxes	14,326	802	(830)		14,298
Provision for income taxes	5,873	275	340	c	5,808

Net income	$8,453	$527	$(490)		$8,490

Basic earnings per share	$0.39				$0.39

Fully diluted earnings per share	$0.37				$0.37

Basic common shares	21,764				21,764
Fully diluted common shares	22,808				22,808

RESOURCES CONNECTION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

(Amounts in thousands)

	Resources February 28, 2003	ETM March 31, 2003	Pro Forma Adjustments	Notes	Pro Forma Combined
			Increase (Decrease)
Cash and cash equivalents	$49,543	$3,051	$(30,000)	d	$22,594
Accounts receivable	24,549	12,058	(909)	e	35,698
Other current assets	5,356	333	—		5,689

Total current assets	79,448	15,442	(30,909)		63,981
Marketable securities	12,000	—	—		12,000
Intangibles	49,042	—	24,890	a	73,932
PP&E	4,432	1,592	—		6,024
Other assets	1,784	—	—		1,784

Total Assets	$146,706	$17,034	$(6,019)		$157,721

Accounts payables and accrued liabilities	$2,901	$—	$—		$2,901
Accrued salaries	14,159	—	—		14,159
Other liabilities	603	14,526	(3,511)	e	11,618

Total current liabilities	17,663	14,526	(3,511)		28,678
Deferred taxes	1,763	—	—		1,763

Total liabilities	19,426	14,526	(3,511)		30,441

Common stock	221	—	—		221
Additional paid in capital	84,848	—	—		84,848
Other, net	(576)	—	—		(576)
Retained earnings	42,787	2,508	(2,508)	f	42,787

Total equity	127,280	2,508	(2,508)		127,280

Total liabilities and equity	$146,706	$17,034	$(6,019)		$157,721

Notes to Unaudited Pro Forma Combined Condensed Financial Information

a)	In connection with the acquisition of ETM, Resources management will allocate the purchase price to the fair value of net assets acquired. In its initial estimate of this allocation, Resources management estimates the excess of purchase price over the fair value of assets acquired to be approximately $24.9 million. Of that amount, Resources management estimates that $21.2 million will be allocated to intangible assets with indefinite lives and goodwill. The remaining $3.7 million relates to amortizable intangible assets that will be amortized on a straight-line basis over an estimated five years. Accordingly, amortization expense for the year ended May 31, 2002 is $747,000 and for the nine months ended February 28, 2003 is $560,000. Upon completion of the evaluation of the fair value of the net assets acquired, actual results may differ materially from those presented herein.

b)	The acquisition was funded using available cash from Resources’ balance sheet. The total cash paid, including estimated acquisition costs, totaled approximately $30 million. Accordingly, this adjustment reflects lower interest income as a result of lower available invested cash balances. Using a rate of 1.2%, the reduction for the year ended May 31, 2002 is $360,000 and for the nine months ended February 28, 2003, is $270,000.

c)	Represents the net tax effect of the adjustments for amortization (note a) and interest income (note b).

d)	Represents cash paid for the transaction.

e)	Represents certain intercompany assets and liabilities between ETM and Ernst & Young not acquired in the transaction.

f)	Adjustment to eliminate ETM’s net equity.

g)	Represents the reclassification of certain salary costs, which relate to those ETM employees whose time is charged to clients, to cost of services. Under generally accepted accounting principles in the Netherlands, these costs are included in selling, general and administrative costs but under generally accepted accounting principles in the United States, these costs are included in cost of services.

ETM

UNAUDITED CONDENSED STATEMENT OF INCOME

(Amounts in thousands)

For the year ended June 30, 2002

	ETM Euros	US GAAP Adjustment	Notes	ETM Euros	ETM Dollars
		Increase (Decrease)
Revenues	€63,806	€—		€63,806	$73,377
Cost of services	35,299	7,106	g	42,405	48,766

Gross margin	28,507	(7,106)		21,401	24,611
Selling, general and administrative expenses	27,387	(7,106)	g	20,281	23,323

Operating income	1,120	—		1,120	1,288
Depreciation and amortization	445	—		445	512
Interest income	(107)	—		(107)	(123)

Income before provision for income taxes	782	—		782	899
Provision for income taxes	274	—		274	315

Net income	€508	€—		€508	$584

ETM

UNAUDITED CONDENSED STATEMENT OF INCOME

(Amounts in thousands)

For the nine months ended March 31, 2003

	ETM Euros	US GAAP Adjustment		ETM Euros	ETM Dollars
		Increase (Decrease)
Revenues	€39,786	€—		€39,786	$45,754
Cost of services	20,981	5,258	g	26,239	30,175

Gross margin	18,805	(5,258)		13,547	15,579
Selling, general and administrative expenses	17,831	(5,258)	g	12,573	14,459

Operating income	974	—		974	1,120
Depreciation and amortization	281	—		281	323
Interest income	(4)	—		(4)	(5)

Income before provision for income taxes	697	—		697	802
Provision for income taxes	239	—		239	275

Net income	€458	€—		€458	$527

(c)	Exhibits.

2.2	*	Agreement for the sale and purchase of the share capital of Ernst & Young Executive Temporary Management B.V., dated as of July 15, 2003, by and between Ernst & Young Participaties B.V. and Resources Connection, Inc., a Delaware corporation (without Schedules 5 and 6).

10.1	*	Employment Agreement among the Company, Mr. Leo Witvliet and Resources Connection NL B.V., a wholly owned subsidiary of the Company.

23.1		Consent of PricewaterhouseCoopers Accountants N.V., independent auditors for Ernst & Young Executive Temporary Management B.V.

*	Incorporated by reference to the same numbered exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

By:	/s/ STEPHEN J. GIUSTO
Stephen J. Giusto Executive Vice President and Chief Financial Officer

Date:  September 26, 2003